Exhibit A

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

Payment Date: 17 November 2003.

Calculation Date: 10 November 2003.

(i)	ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

		Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

		8-Oct-03			10-Nov-03

	Lessee Funded Account	0.00	0.00	(0.00)	0.00
	Expense Account (note ii)	6,479,014.59	7,526,793.35	(6,522,537.68)	7,483,270.26
	Collection Account (note iii)	112,906,961.81	24,505,013.00	(36,443,403.20)	100,968,571.61

	- Miscellaneous Reserve	-			-
	- Maintenance Reserve	80,000,000.00			76,463,558.61
	- Security Deposit	10,261,079.77			-
	- Other Collections (net of interim withdrawals)	22,645,882.04			24,505,013.00

	Total	119,385,976.40	32,031,806.35	(42,965,940.88)	108,451,841.87

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (October 8, 2003)	6,479,014.59
	Transfer from Collection Account (previous Payment Date)	7,520,985.41
	Transfer from Collection Account (interim deposit)	0.00
	Interest Earned during period	5,807.94
	Payments during period between prior Calculation Date and the relevant Calculation Date:
	- Payments on previous Payment Date	(2,725,067.75)
	- Other payments	(3,797,469.93)

	Balance on relevant Calculation Date (November 10, 2003)	7,483,270.26

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (October 8, 2003)	112,906,961.81
	Collections during period	24,488,138.00
	Swap receipts (previous Payment Date)	16,875.00
	Transfer to Expense Account (previous Payment Date)	(7,520,985.41)
	Transfer to Expense Account (interim withdrawal)	0.00
	Net transfer to Lessee Funded Accounts	0.00
	Aggregate Certificate Payments (previous Payment Date)	(24,646,382.39)
	Swap payments (previous Payment Date)	(4,276,035.40)

	Balance on relevant Calculation Date (November 10, 2003)	100,968,571.61

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont’d)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS
	Priority of Payments
(i)	Required Expense Amount	14,000,000.00	Note 1:
(ii)	a) Class A Interest	2,318,700.15	The amount of cash retained at point (x),
	b) Swap Payments	4,433,026.62	the "Second Collection Account Top-up,
(iii)	First Collection Account Top-up	60,000,000.00	in the Priority of Payments, is $42,846,958 short of
(iv)	Minimum Hedge Payment	0.00	the full amount required to be retained at this point
(v)	Class A Minimum Principal	14,458,800.30	if sufficient cashflows were available after payment
(vi)	Class B Interest	391,740.75	of all scheduled amounts ranking prior to the
(vii)	Class B Minimum Principal	1,686,411.67	Second Collection Account Top-up in the Priority
(viii)	Class C Interest	2,375,979.69	of Payments. The Second Collection Account
(ix)	Class D Interest	3,580,412.50	Top-up consists of a maintenance reserve
(x)	Second Collection Account Top-up (Note 1)	5,206,770.19	amount of $20 million and the security deposit
(xi)	Class A Principal Adjustment Amount	0.00	reserve amount.
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		108,451,841.87
Less Collection Account Top-Ups ((iii) and (x) above)		(65,206,770.19)

		43,245,071.68

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iv)	PAYMENT ON THE CERTIFICATES

	(a)	FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B	Note 2:
		Applicable LIBOR	1.12000%	1.12000%	1.12000%	1.12000%	Step-up interest on Airplanes Group's subclass
		Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%	A-8 notes is payable at point (xv) in the Priority of
		Applicable Interest Rate	1.46000%	1.49500%	1.67000%	1.87000%	Payments. To the extent that step-up interest is
		Interest Amount Payable	211,283.48	959,291.67	1,148,125.00	391,740.75	not paid, it will accrue in accordance with the
		Step Up Interest Amount Payable (Note 2)	0.00	324,621.91	0.00	0.00	terms of the subclass A-8 notes. Available
							cashflows were not sufficient to allow payment of
		Opening Principal Balance	157,870,598.40	700,000,000.00	750,000,000.00	228,531,309.02	step-up interest on any payment day to date.
		Minimum Principal Payment Amount	14,458,800.30	0.00	0.00	1,686,411.67	Total step-up interest accrued and
		Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00	unpaid on Airplanes Group's subclass A-8 notes
		Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00	at November 17, 2003 was $2,381,944.44. Interest
		Total Principal Distribution Amount	14,458,800.30	0.00	0.00	1,686,411.67	on unpaid step-up interest (also payable at point
		Redemption Amount					(xv) in the Priority of Payments) accrued and
		- amount allocable to principal	0.00	0.00	0.00	0.00	unpaid at November 17, 2003 was $14,353.06.
		- premium allocable to premium	0.00	0.00	0.00	0.00

		Outstanding Principal Balance (November 17, 2003)	143,411,798.10	700,000,000.00	750,000,000.00	226,844,897.35

	(b)	FIXED RATE CERTIFICATES	Class C	Class D
		Applicable Interest Rate	8.1500%	10.8750%
		Interest Amount Payable	2,375,979.69	3,580,412.50

		Opening Principal Balance	349,837,500.00	395,080,000.00
		Scheduled Principal Payment Amount	0.00	0.00
		Redemption Amount	0.00	0.00
		- amount allocable to principal	0.00	0.00
		- amount allocable to premium	0.00	0.00
		Actual Pool Factor	0.9329000	0.9877000

		Outstanding Principal Balance (November 17, 2003)	349,837,500.00	395,080,000.00

		Table of rescheduled Pool Factors	n/a	n/a

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(v)	FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

		A-6	A-8	A-9	Class B
	Applicable LIBOR	1.12000%	1.12000%	1.12000%	1.12000%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.46000%	1.49500%	1.67000%	1.87000%

(vi)	CURRENT PERIOD PAYMENTS (Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES
		A-6	A-8	A-9	Class B
	Opening Principal Amount	1,578.71	7,000.00	7,500.00	2,285.31
	Total Principal Payments	(144.59)	0.00	0.00	(16.86)

	Closing Outstanding Principal Balance	1,434.12	7,000.00	7,500.00	2,268.45

	Total Interest	2.11	9.59	11.48	3.92
	Total Premium	0.00	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES
		Class C	Class D
	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00

	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest	23.76	35.80
	Total Premium	0.00	0.00